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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of OMI Corporation on Form S-8 of our report dated February 9, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting for vessels operating on voyage charters from load-to-load to discharge-to-discharge basis as discussed in Note 7), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended Decemer 31, 2000.


                                                /s/ Deloitte & Touche LLP
                                                --------------------------------
                                                Deloitte & Touche LLP

                                                October 29, 2001